UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event report)	February 8, 2005

MINRAD INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49635	870299034
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

847 Main Street, Buffalo, New York 14203
(Address of principal executive offices)

Registrant's telephone number, including area code:		716-855-1068

(Former name or former address, if changed since last report.)

Item 1.01 Entry into a Material Definitive Agreement

          The disclosure under Item 3.02 (a) below is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

          The disclosure under Item 3.02 (a) below is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

          (a) Convertible promissory notes and warrants

          As of February 8, 2004, Minrad International, Inc. entered into agreements to sell for $2.5 million (1) convertible promissory notes with an aggregate principal amount of $2.5 million, and (2) warrants to purchase, at any time prior to January 30, 2007, an aggregate of 375,000 shares of Minrad International common stock at $1.75. The convertible promissory notes mature on October 7, 2005, but are subject to prepayment at the option of either Minrad International or the holders commencing seven business days after Minrad International has received $5 million or gross proceeds from sales of equity securities subsequent to January 1, 2005. Contingent on the receipt of not less than $5 million of gross proceeds from sales of equity securities by Minrad International subsequent to January 1, 2005, the holders may convert all or any portion of the convertible promissory notes, including any accrued interest thereon, at any time or from time to time, into common stock at $1.75 per share. The convertible promissory notes will bear interest at the rate of 6% per annum payable at maturity, and will be secured by a second mortgage on Minrad International's production facility in Bethlehem, Pennsylvania and a second security interest in all Minrad International's personal property located at that site.

          The convertible promissory notes and warrants were sold to the Tobin Family Trust ($1.5 million aggregate principal amount of notes and warrants to purchase 225,000 shares of Minrad International common stock) and Laird Cagan ($1 million principal amount of notes and warrants to purchase 150,000 shares of Minrad International common stock). Morrie Tobin is the trustee of the Tobin Family Trust. Laird Cagan is an affiliate of Cagan McAfee Capital Partners, LLC. ("CMCP") and Chadbourn Securities Inc. (the "Placement Agent"). The $1.5 million sale to the Tobin Family Trust was completed on February 10, 2005, and the $1 million sale to Laird Cagan is expected to be completed on February 16, 2005.

          As previously disclosed, Minrad Inc., the operating subsidiary of Minrad International, entered into a funding agreement with CMCP dated December 1, 2003 under which CMCP agreed that it and its affiliates or assigns would assist Minrad Inc. in the placement of up to $7.7 million of equity funding. The Funding Agreement provided, among other things, that CMCP or its affiliates and assigns, including the Placement Agent, would earn the right to acquire up to 5 million shares of Minrad Inc.'s common stock at a nominal price if they assisted Minrad Inc. in obtaining up to $7.7 million of equity funding. When Minrad Inc. was acquired by Minrad International in a reverse merger, the parties agreed that this right would be converted into a right by CMCP's affiliates and related parties to retain up to 5 million shares of Minrad International common stock acquired by them prior to the acquisition, subject to a right of Minrad International after the acquisition to purchase a proportionate number of the 5 million Minrad International shares from them at a nominal price if they failed to obtain an aggregate of $7.7 million of equity funding for Minrad Inc. and Minrad International under the terms of the funding agreement.

          The sale of the convertible promissory notes and warrants was deemed by the parties to the funding agreement to constitute equity funding under the agreement, and, as a result of the sale, the total amount of equity funding raised under the funding agreement exceeded $7.7 million. Accordingly, the Placement Agent was credited with completing the final $1,659,179 of the $7.7 million equity funding under the funding agreement, and Minrad International's right to purchase 1,077,388 of its shares from CMCP and its affiliates and related parties at a nominal price was extinguished. Other than the termination of this right to buy 1,077,388 of its shares from CMCP and its affiliates and related parties at a nominal price, no underwriting discounts or commissions were paid in connection with the sale of the convertible promissory notes and warrants.

          Filed with this report as exhibits are copies of the forms of Note Subscription Agreement, Convertible Promissory Note, Warrant Agreement, Registration Rights Agreement, and Guaranty Agreement and  used in connection with the sale of the convertible promissory notes and warrants.

          The offering and sale of the convertible promissory notes and warrants were made in a private sale without any general solicitation or advertising and exclusively to two "accredited investors" as defined in Rule 501 under the Securities Act, one of whom is a foreign trust. Minrad International claims exemption from registration for the offer and sale of the convertible promissory notes and warrants under Sections 4(2) and 4(6) of the Securities Act and Regulation D under the Securities Act.

          (b) Sales of common stock

          On February 7, 2005, Minrad International completed the sale of 321,714 shares of common stock at $1.75 per share ($563,000 in the aggregate). The common shares were sold to a total of 16 investors. Under the terms of the funding agreement, Minrad International (1) paid discounts and commissions of $56,300, and (2) issued warrants to affiliates and related parties of CMCP to purchase up to 32,171 shares of Minrad International common stock at $1.75 per share at any time prior to February 8, 2012. In addition, the right of Minrad International to buy 365,584 shares of its common stock from CMCP and its affiliates and related parties was terminated.

          The offering and sale of the shares of common stock were made in a private sale without any general solicitation or advertising and exclusively to "accredited investors" as defined in SEC Rule 501. Minrad claims exemption from registration for the offer and sale of the common stock under Sections 4(2) and 4(6) of the Securities Act and Rule 506 under the Securities Act.

Item 9.01 Financial Statements and Exhibits

          (c) Exhibits

          99.1 Form of Note Subscription Agreement, dated as of February 8, 2005, between Minrad International, Inc. and Tobin Family Trust relating to the sale and purchase of $1.5 million of convertible promissory notes.

          99.2 Form of Note Subscription Agreement, dated as of February 8, 2005, between Minrad International, Inc. and Laird Cagan relating to the sale and purchase of $1 million of convertible promissory notes.

          99.3 Form of convertible promissory note used in connection with $2.5 million convertible promissory note offering of February 8, 2005.

          99.4 Form of Warrant Agreement used in connection with $2.5 million convertible promissory note and warrant offering of February 8, 2005.

          99.5 Form of Registration Rights Agreement used in connection with $2.5 million convertible promissory note offering of February 8, 2005.

          99.6 Form of Guaranty Agreement used in connection with $2.5 million convertible promissory note offering of February 8, 2005.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINRAD INTERNATIONAL, INC.
(Registrant)

By:	/s/Richard P. Tamulski
Richard P. Tamulski
V.P. Finance

February 14, 2005